UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2022

ModivCare Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6900 Layton Avenue, 12th Floor Denver, Colorado		80237
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 728-7030

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MODV	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2022, following the announcement on November 1, 2022, of the confirmation of the appointment of Mr. L. Heath Sampson as the President and Chief Executive Officer of the Registrant, the Compensation Committee of the Board of Directors approved an increase to Mr. Sampson’s base annual salary to $750,000, with retroactive effect to July 27, 2022 (the “Effective Date”), which was the date upon which Mr. Sampson was promoted to the Chief Executive Officer role of the Registrant on an interim basis. Mr. Sampson’s short-term incentive bonus target remains at 100% of his applicable base salary and, because his long-term incentive bonus target grant date value continues to be equal to 190% of his base salary, the committee provided to him an additional long-term incentive equity grant on November 21, 2022 to make up for the difference in his new base salary for the portion of the year after the Effective Date. The additional long-term incentive equity grant value is composed of (1) 50% performance restricted stock units (1,147 units), which vest only if Mr. Heath continues to provide services to the Registrant through the third anniversary of the grant date and established 30-day volume weighted average prices per share of our common stock are attained during that period, (2) 25% restricted stock units (573 units), which vest annually in equal one-third installments subject to Mr. Heath’s continued service to the Registrant, and (3) 25% stock options covering 1,579 shares of common stock, which vest annually in approximately equal one-third installments subject to Mr. Heath’s continued service to the Registrant. The number of equity awards was determined using, and the stock option exercise price per share was established to be, the closing price per share of the Registrant’s common stock as reported on the Nasdaq Stock Market on the date of grant. Additional information concerning Mr. Sampson’s employment and compensation arrangements with the Registrant is contained in the Registrant’s Definitive Proxy Statement filed by the Registrant with the Securities and Exchange Commission under cover of Schedule 14A on May 2, 2022 with respect to the Registrant’s last annual meeting of stockholders. Interested parties are encouraged to read the information not summarized herein but included in the proxy statement because it contains important information.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIVCARE INC.

Date: November 23, 2022	By:	/s/ Jonathan B. Bush
	Name:	Jonathan B. Bush
	Title:	SVP, General Counsel & Secretary